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                                                                    EXHIBIT 99.1


                           CONSENT TO ACT AS DIRECTOR

TO:  autobytel.com inc. ("Autobytel")
     and to the directors and shareholders thereof.

I hereby consent to my nomination as a Director of Autobytel and agree to serve as a Director of Autobytel if so elected. I further agree to my re-election or re-appointment as a Director of Autobytel from time to time until further written notice provided by me. This consent shall be effective until revoked by me in writing.

I hereby certify that:

     1.   I am not under age of 18 years;

     2. I am not incapable of managing my own affairs by reason of mental infirmity;

     3.   I am not an undischarged bankrupt; and

     4.   I have not been convicted of an offense

          (a) in connection with the promotion, formation or management of a corporation, or

          (b)  involving fraud.

A telecopied or electronic facsimile transmission hereof signed by the undersigned will be sufficient to establish the signature of the undersigned and to constitute the consent in writing of the undersigned to the foregoing resolutions and, notwithstanding the date of execution, shall be deemed to be executed as of the date set forth below.

DATED the 10 day of May, 2001.

                                                 /s/ JEFFREY SCHWARTZ
                                                 -------------------------------
                                                 Jeffrey Schwartz

                                                 24950 Norman's Way
                                                 -------------------------------
                                                 Calabasas, CA 91302
                                                 -------------------------------

                                                 -------------------------------
                                                 Residential Address